Exhibit 6.6

t ೦ i ೦ ! ೦ ••f.. ೦ :: . - 0 . ೦ J'. ೦ 2, ೦ f1 ೦ r - i ೦ .. , . ೦ . . eoor \ - orn dH•ll.:WI TELANGANA Tran I ೦ : 250326204530732798 Date: 26 MAR 2025. 08:50 PM Purchased By: CH. RJJ1 REDDY S / o BAPU REDDY Rio HYDERABAD For \ 1J,om ••s ೦ F 0 BL . 44A148 f ೦ o.:t.1 ETIKALA DBANALAXMI LICENSED STAMP VENDOR Lie. No. 1 707022/2021 Ren . No. 1707037 /2 024 Chegunt11 Ph 6301810225 AGREEMENT OF SALE THIS AGREEMENT . OF SALE IS MADE ON THIS 09 TH DAY OF AUGUST , 2025 AT ೦ ECUNDERBA ೦ BY AND BETWEEN : - 1 M r . CHENDI ೦ DDY RAJI REDDY (AADHAAR NO . 9787 - 2345 - 0911 & PAN : AMRPC 6639 G) S/o Late CH . BAPU REDDY , Age : 51 years, Occupation : Business . R/ 0 . H . NO . 1 - 4 - 177 / 10 / 4 , GREEENWOOD COLONY, OLD ALWAL, VENKATARAMANA COLONY , ALWAL, DIST MEDCHAL - MALKAJGERY, HYDERABAD, TELANGANA, PIN - 500010 , Mobile : W 7 674014571 . Hereinafter referred to as FIRST PARTY / VENDOR which expression shall m 6 ,fm and include all their legal heirs, executors, administrators, representatives, assignees, successors m estate, agents, successors and nofninees in Office etc . , of the One Part . Contd ... P/ 2 I I • a

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:: 2 :: IN FAVOUR OF M/ s MyRxWallet Prana Private Limited, Registered Office address is Wework, Raheja Mindspace, Sy . No . 64 , Building No . 9 , Madhapur, Shaikpet, Hyderabad, Telangana, India, PIN : 500081 . CIN U 86900 - TS - 2025 - PTC - 201297 . Represented by its Directors : (1) Mr. VENKATARATNAM POPPOPPU (Aadhaar No. 3179 - 3673 - 9502, PAN NO. A I LPP4689B AND D I N : 07812464) S/o Bulli Ramaiah Poppoppu , aged 54 years, Resident of H . No . 2 - 63 , Flat No . 204 , Block - B, Sai Durga avenue, Nizampet, Hyderabad, Telangana, P I N : 500090 . MO BILE : _ (2) Mr. SURESH SURA (Aadhaar No.3869 - 5022 - 4901, PAN No.BK IP S1400F AND DIN : 06777788 ) S/o Sura Venkateshwara Rao , aged 47 years, Resident of H . No . 3 - 6 - 54 , Flat No . 4 D, Anantha Sai Apartment, Vive k anandha Nagar Colony, Road No . 22 , Kukatpally, Hyderabad, Telangana, PIN : 500072 . MOB I LE : _ Hereinafter referred to as SECOND PARTY/ VENDEES which expression shall mean and include all their legal he i rs, executors, administrators, representatives, assignees, successors in estate, agents, successors and nominees in Office etc . , of the Second Part . W H EREAS the FIRST PA R TY, SECOND PARTY and Other Parties involved have come to a mutual agreement to execute this sale of a total land extent admeasuring approximately 216 Ac r es (Refer ANNEXURE - A ) abutting to NH - 44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoo r , Mandal Chegunta of Medak District, Te l angana, I ndia, PIN : 502255 for a cumulative total sale consideration including the stamp duty and consultation fee the amount to be paid to the land owners wou l d be Rs . 727 , 18 , 56 , 000 . 00 (Indian Rupees Seven Hundred Twenty Seven Crore s Eighteen Lakhs and Fifty Six Thousand Only) ~ $ 83 , 584 , 551 . 00 USD ( E i ghty Three Million - Five Hundred Eighty Four T h ousand - F i ve Hundred and Fifty One US Dollars @ Dolla r Current price INR 87 / - per USD) . The details of this total sum amount have been outlined below in points 1 - 7 . The extent of land may be increased or decreased depending upon physical possession available in accordance with the survey of land records and registration of s ೦೦೦ ... P/ 3 ೦೦ C) - ೦

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Whereas the above mentioned FIRST PARTY is the representative of the land owners of the scheduled property for the purpose of signing this agreement and to execute this agreement of sale on their behalf as the FIRST PARTY has got consents from the other Pattadars. The land owners who will be signing the Sale Deeds at the registrar office (Refer **ANNEXURE-A**) are the absolute owners and possessors of the scheduled property abutting to NH-44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, India, PIN: 502255.

Whereas the FIRST PARTY is representing both (a) Mr. Chendireddy Raji Reddy as a individual owning land parcel including (b) the other land owners for the apportion of the scheduled property, who have jointly herein offered to sell the total **216 Acres** approximately (Refer **ANNEXURE-A**) of the scheduled property abutting to NH-44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, India, PIN: 502255, in its entirety to the SECOND PARTY for a total consideration as per the details given below:-

SL. NO.	PARTICULARS	AMOUNT IN INR	AMOUNT IN USD
1	PRICE PER ACRE	3,10,00,000/-	356,322/-
2	PRICE PER 216 ACRES	669,60,00,000/-	76,965,517/-
NOTE: Calculated Current US Dollar Price in INR.87/- per USD			

Whereas the SECOND PARTY herein agreed to purchase the schedule property for the said lump sum sale consideration from the FIRST PARTY. The FIRST PARTY has assured the SECOND PARTY that either all the Sale Deeds have to be executed by the Pattadars / Owners / AGPA holders in the SECOND PARTY's / NOMINEE's names directly or transfer the other Pattadar's land on FIRST PARTY's name first /SPV's name and then to the SECOND PARTY's / NOMINEE's names as per the mutual consent and convenient of the both the parties.

S. Sore

MyRxWallet Prana Pvt. Ltd. Hyderabad

Contd...P/4

:: 4 :: WHEREAS the FIRST PARTY has furnished all the certified copies of P attadar Pass Books(Bhu Bharathi/Dharani), Sale Deeds, ECs, All Pahanies, Kasra Pahanies, Link Documents, Agreement of Sales, Legal Opinions, Valuation Report issued by M/S B . E . Reddy & Associates, Hyderabad and Location Sketch Map/Digital Survey Map of the Schedule Property, etc . , to the SECOND PARTY to verify the title and source of title, etc . On satisfying all the terms and conditions, the SECOND PARTY has agreed to purchase the aforesaid property through the FIRST PARTY . WHEREAS the SECOND PARTY assured and agreed to pay an amount of Rs . 669 , 60 , 00 , 000 / - (Rupees Six Hundred Sixty Nine Crores and Sixty Lakhs only) to the FIRST PARTY towards total sale consideration for purchase of the above agriculture land for an extent approximately 216 Acres (Refer ANNEXURE - A ) of the scheduled property abutting to NH - 44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, Indi a, PIN : 502255 either by way of single payment or on the pro - rata basis against the extent of land registered or by way purchase of SPVs(Special Purpose Vehicles) meant for this land within the period of 90 days from the date of this agreement and another 30 days will be exten ded subject to maximum of total 120 days only as per the mutual consent and convenient of both the parties, post which it is null and void repeat treated as invalid : PAYMENT DETAILS Committed date of p a yment from the date of this A reement of Sale is AMOUNTININR PARTICULARS SL. NO . First cutoff date: 09.11.2025 i.e., within the period 90 days. Second cutoff date: 09.12 .2 025 i.e. , within the period of extension for 30 days. Validity period of this a eement is 120 da s 669 , 60,00,000/ - (Rupees Six Hundred Sixty Nine Crores and Sixty Lakhs only) Total sale consideration for purchase of the above agriculture land for an extent approximately 216 Acres 1 Note: - Either by way of single payment or on pro - rata basis against the extent of land registered or by way purchase of SPVs(Special Purpose Vehicles) meant for this l and within the period of 90 days from the date of this agreement and another 30 days will be extended sub·ect to maximum of total 120 da s onl from the this a reement

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AMOUNT IN USD AMOUNT IN INR PARTICULARS SL. NO. 5.85 Million USD 50 ,89,00,000/ - Stamps and Registration Duty @ 7.6 % on total sale consideration INR. 669,60,00,000/ - I Note: - Calcu l ated Current US Dollar Price in JNR. 87 / - oer USD : 5 : : : In order to have records straight and to avo id future claims, complications and disputes, this Agreement of Sale is executed on the terms and conditions hereinafter set forth . NOW THIS AGREEMENT OF SALE FURTHER WITNESSES AS FOLLOWS 1. The SECOND PARTY wil l go ahead with the purchase and carry out the registration process of the scheduled prop erty on or before 90 days from the date of this agreement and another 30 days will be extended subject to maximum of total 120 days only as per the mutual consent and convenient of both the parties, post which it is null and void . 2. The SECOND PARTY will have to pay a Stamp and Registration Duty of 7 . 6 % of the total sale consideration to the Gov ernme nt of Telangana prior to the registration to book a slot at the Tahasildar / Sub - Registrar/ SRO office to carry out the registration of the sale deed . The details amount is given below : - 3 . The said sale consideration does not include the consultation and facilitation fee payable to M/s RAGHAVENDRA VERITA SPACES LLP towards facilitating the agreement of sale, which stands at I % of the total sale consideration plus 18 % applicable GST . The total payable fee would be Rs 6 , 69 , 60 , 000 / - (Indian Rupees Six Crores Sixty - Nine Lakh Sixty Thousand Only)~ $ 7 , 697 , 701 . 15 (i . e . , approx . 7 . 70 million USD @INR 87 / - ) , Seven Million Seven Hundred Thousand US Dollars (considered current market doUar price i.e., INR 87 / - per USD). 4. The SECOND PARTY will hav e to account for the o u t of pocket expenses to be paid at the time of registration on pro - rata basis which will be hanilled;:::aVertra w Spac ೦ C7 . ೦ U7 e_ /6

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AMOUNT IN USD AMOUNT IN INR PARTICULARS SL . NO . 3 56, 3 22 / - 3 , 10 , 00 , 000 / - PRICE PER A C RE 76,965,517 / - 669,60,00,000/ - PR I CE PER 216 ACRES 1 5,849,379/ - 50,88,96,000 / - STAMP DUTY (@ 7.6% 2 769,655/ - 6,69,60,000/ - CONSULTAT I ON FEE Cm 1% 3 86,584 551/ - 727, 1 8,56,000/ - NOTE: !)Calculated Current US Dollar Price in INR.87 / - per USD 2)Any Incidenta l and unforeseen charges shall be paid extra at the time of registration at SRO by the SECOND PARTY as per the actual only. :: 6 :: 5 . The Total Sale Consideration including the stamp duty, consultation f ee, out of pocket expenses and the amount to be paid to the FIRST PARTY / LAND OWNERS is mentio n ed below : - 6. That the SECOND PARTY assured and agreed to pay the total sale consideration including Stamp Duty, Consultation Fee etc . , in INDIAN RUPEES only irrespective of value of USD to the FIRS T PA R TY from the time to time . 7. That in pursuance of this Agreement of Sale, either the FIRST PARTY shall form one or more SPVs(SPECIAL PURPOSE VEHICLES) to transfer the above said agriculture land into SPVs by the Pattadars first, then transfer of the entire SPVs to the SECOND PARTY phase wise OR transfer of above said agriculture land to the SECOND PARTY by the FIRST PARTY / LAND OWNERS(Pattadars) directly as per the mutual con sent and convenient of both the parties. 8. That the SECOND PARTY assured and agreed to pay an amount of Rs . 669 , 60 , 00 , 000 / - (Rupees Six Hundred Sixty Nine Crores and Sixty Lakhs only) to the FIRS T PARTY towards total sale consideration for purchase of the above agriculture land for an exte nt approximately 216 Acres (Refer ANNEXURE - A ) of the scheduled property abutting to NH - 44 (Hyderabad to Nagpur H ighway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, T elangana, India, PIN : 502255 either by way of single payment OR on the pro - rata basis against the extent of land registered OR by way of purchase of SPVs(Special Purpose Vehicles) meant for this agriculture land within the period of 90 days from the date of this agreement and another 30 days will be extended subject to maximum of total 120 days only as per the mutual consent and convenient of both the parties, post which it is n 11 / : / } ; 1 ; ೦ !, ೦ , ..: ... P / 7 ೦೦ ೦ <;;.su;JZ

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Committ e d date of p ay ment from the d a te of this Ae:reement of Sal e i s AMOUNTININR PARTICULARS SL . NO. First cutoff date: 09 . 11.2025 i.e., within the period 90 days. Second cutoff date: 09 . 12.2025 i . e . , within the period of extension for 30 days. Validity period of this ae:reement is 120 days 669,60 , 00,000/ - (Rupees Six Hundred Sixty Nine Crores and Sixty Lakhs only) Total sale consideration for purchase of the a b ove agriculture land for an extent approximately 216 Acres 1 N ote: - Either by way of single payment or o n pro - rata basis agai n st the extent of land registered or by way purchase of SPVs(Special Purpose V e hicles) meant for this land within the period of 90 days from the date of this agreement and another 30 days will be ex t ended subject to maximum of total 120 day s only from the this a ೦ eement :: 7 : : 9. That the SECOND PARTY shall be paid the total sale consideration to the F I RST PARTY on or before execution of Registered Sale Deed against extent of land registered OR transfer of SPVs from time to time within the stipulated time of 90 days extended up to maximum of 120 days from the date of t his Agreement of Sale . If the SECON D PARTY fails to pay within the stipulated as stated above, this Agreement of Sale shall stands Terminated/ Cancelled without any notice of intimat i on from the F I RST P ARTY and the SECON D PARTY is liable to pay 1 % of the total sale consideration to the F I RST PARTY as 'BREAK I NG CHARGES' wit h out fail . There upon the FIRST PARTY is at liberty to enter into Agreement of Sale OR Sale the schedule property to any third party of its choice . 10. That both the PARTIES agreed that time is the essence of this Agreement of Sale ; this Agreement o f Sale shall be valid till 09 / 11 / 2025 and the same will be extended subject to maximum of total 120 days i . e . , up to 09 . 12 . 2025 only as per the mutual consent and convenient of both the parties, post which it is null and void . 11. That the said total sale cons i deration does not include the Land Zone Conversion Fee that needs to be paid to the government or the facilitation charges, land leveling and other development charges that need to be paid to Raghavendra Verita Spaces LLP / the FIRST PARTY for taking care of the land zone conversion process, leveling and development, in case any portion of the proposed l and needs to be converted to better suit the SECOND PARTY's end utility as per mutual consent and convenient of the both the dJ _ - . ೦೦ 1 •.i.. - t - H • •~ ೦ Prcl,., ೦ . ೦ . . 1r " . " " .._.. ,............... d ... P/8 g . g

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AMOUNT IN USD AMOUNTININR PARTICULARS SL. NO . 356,322/ - 3, 10,00,000/ - Land Value per Acre 1 76,965,517 / - 669,60,00,000/ - Tota l Land Value for 216 Acres 2 3,078,21/ - 26, 78,40,000 / - NALA Conversion Fee @ 4% 3 NOTE: - 1) Calculated Current US Dollar Price in INR.87/ - per USD 2) That the above is illustrative . The actual fee will be charged as per the prevailing government rates in accordance with the law at the time of conversion, etc. 3) In addition to the above any other Incidental, Miscellaneous and Unforeseen charges shall be paid extra as per the actual bv the SECOND PARTY :: 8 : : 12 . That the area outside Hyderabad/HMDA - which applies to Medak District, Chegunta Mandal, Chinnasivnoor village - the app li cab l e NALA Conversion Fee is@ 4 % on the l and value . 13. That the all app l ication/processing charges, cess or local body charges including layout approval by DTCP/MAUD, mutation entries, development funds, stamp duty and registration fees if application and any other professional fee for legal, survey or liaison work shall also be borne and paid in full as per the actual by the SECOND PARTY for initiating and benefitting from the conversion process in addition to the above total dale consideration . 14. That the FIRST PARTY hereby assure that the Pattadars from whom they have entered into Agreement of Sale and got consent to purchase the aforesaid property, have got absolute right, marketable title and possession over the aforesaid property, hence they are authorized to enter into this Agreement of Sale . 15. That the FIRST PARTY has handed over all the certified copies of Pattadar Pass Books(Bhu Bharathi/Dharani), Sale Deeds, ECs, All Pahanies, Kasra Pahanies, Link Documents, Agreement of Sales, Legal Opinions, Valuation Report issued by M/S B . E . Reddy & Associates, Hyderabad and Location Sketch Map/Digital Survey Map of the Schedule Property, etc . , to the SECOND PARTY to verify the title and source of title, etc . On satisfying all the terms and conditions, the SECOND PARTY has agreed to purchase the afo ೦ esaid property th d from the FIRST PARTY. r \ _ ೦ _ db , _ ೦೦ ೦ lS2JLr ೦ H \ ld8 ೦ 1r ೦ , .. P/ 9 ೦ SS - U?e -

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:: 9 :: 16. That the Legal heir certificate for the deceased land owners will be obtained before the registration day, the same will be provided to the SECOND PARTY along with other documents at the time of registration and they will physically appear and sign the sale deeds at the time of registration in place of the deceased . 17. That the FIRST PARTY will hand over the possession of the scheduled property to the SECOND PARTY at the time of registration to pursue all the necessary developments and endeavours for this sale . 18. The FIRST PARTY assures the SECOND PARTY that the scheduled property is the absolute property of the land owners and that no other person has any right, title or interest over the same now or in the future . 19. The FIRST PARTY assures the SECOND PARTY that there are no further legal impediments to enter into this agreement with the SECOND PARTY and that the scheduled property is not subject to any further gift, alienation, transfer or any encumbrance of what - so - ever kind or nature and is free for sale in favour of the SECOND PARTY . 20. The FIRST PARTY assures the SECOND PARTY that they have not entered into any other agreement of sale or sales with any other third party and scheduled property is free for sale to the SECOND PARTY . 21. The FIRST PARTY assures to handover all the Original documents of title including the link documents, EC, Property Tax Receipts or any other to the SECOND PARTY at the · time of registration as per the norms and applicability . 22 . The FIRST PARTY will accept a relative reduction in the sale consideration agreed in this document, in case the extent of schedule property is less than what is stated in this agreement after official revenue survey of the property physically . ೦

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:: 10 :: 23. The FIRST PARTY and land owner, facilitated by Raghavendra Verita Spaces LLP, are willing to co - operate in case a land zone conversion is required by the SECOND PARTY. ARBITRATION CLAUSE: - 24. All disputes shall be resolv ೦ d through Arbitration and other ADR(Alternative Dispute Resolution) methods under Conciliation Act, 1 996(Amended in 2019) within Hyderabad, Telangana. Appropriate legal recourse the Arbitration and the jurisdiction of may be sought if Arbitration fails and the parties are unable to reach a consensus as a resolution to the competent court as per the provision of the Indian Law. SCHEDULE OF PROPERTY All the land admeasuring total 216 Acres (Refer ANNEXURE - A ) of the scheduled property abutting to NH - 44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, India, PIN : 502255 . The Schedule Property is bounded by : NORTH SOUTH EAST WEST NE I GHBOURS LAND NE I GHBOURS LAND R&B ROAD, NEIGBHBOURS LANDS & OPEN PLOTS i:;'.:derabad toNagp ೦ Highway @ K sh ೦೦ 1girlabadl 1 ... P/ 11

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:: 11 :: IN WITNESS WHEREOF the above - named FIRST and SECON D PARTIES herein have signed this Agreement of Sale on the da y, month and year aforementioned voluntarily with their own free will and consent and without any undue influence at HYDERABAD in the presence of the witnesses below mentioned . WITNESSES FIRST PARTY 1. CHENDIREDDY RAJIREDDY (Landlord & Representative) 2. J) SECOND PARTY M/ s MyRxWallet Prana Private Limited l)VENKATARATNAM POPPOPPU Director S - SC52 ೦ Q/ - - _ 2)SURESH SURA Director

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LIST OF DOCUMENTS ENCLOSED FIRST PARTY 1) ADHAR CARD OF THE FIRST PARTY. 2) PAN CARD OF THE FIRST PARTY. 3) LOCATION SKETCH MAP . 4) LIST OF DETAILS OF LAND OWNERS WITH SURVEY NUMBERS AND LAND EXTENT. 5) ADHAR CARD OF THE FIRST PARTY. 6) Certified copies of Pattadar Pass Books(Bhu Bharathi/Dharani), 7) Sale Deeds, ' 8) ECs, 9) All Pahanies, 10) Kasra Pahanies, 11) Link Documents(Sale Deeds and 13B Proceedings, etc), 12) Agreement of Sales, GPA and Consent letters, 13) Legal Opinions, 14) Valuation Report issued by M/S B.E.Reddy & Associates, Hyderabad, 15) Location Sketch Map/Digital Survey Map of the Schedule Property, etc., 16) All other documents related to the above land. 17) Bank account details/NEFT FORM of the FIRST PARTY, PATTADARS AND SPVs whichever is applicable. SECOND PARTY 1) ADHAR CARDS OF THE SECOND PARTY. 2) PAN CARDS OF THE SECOND PARTY 3) Company Registration Certificate issued by the ROC along with complete dossier, by - laws, List of the Directors, PAN/TAN/CIN and GST. 4) Board resolution for purchasing of the scheduled property. 5) Mother Company details., 6) Under Taking Certificate issued by the Mother Company /USA - MyRxWallet North America Corp. is 2475 S Jones Blvd, Ste 9, Las Vegas, Nevada, 89146. 7) Details if any to be given to the FIRST PARTY.

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Location Sketch Map: 9 @ M N 1 0 z..O 3 0 4 CJ ; ೦ 00 I I_.;} ೦ 00} ((I) 'I \ 03lX 0 \ ) \ t \ 1 ೦ HID ( \ ) no, \ ; I, \ ll l ೦ V,: - .: II IJ SlVI mo (! \ \ ·1 ·Ill d \ 11 ೦ IUn)IS \ 011 VJO'I 5" ೦ '!, (;10 I 2.o I oo] Below are the details the Land owners with Survey numbers ೦ ೦ .i. 1 land extent:

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- The landowners have **authorized Mr. Chendireddy Rajireddy** to act as their lawful representative for the purposes of this Agreement to Sale.

Table 1:

Group	S.No.	Name			PPB&SD.NO.	ACR	GTS		SY.NO.	ACR	GTS
1		**PANKAJ MD**	9	4.5	PPB-T080-2015-1398						
	1				1551/2021	5	17				
	2				1552/2021	1	24				
	3				1719/2021	2	3.5				
						9	4.5				
		ASHOK MD	10	1	PPB-T080-2015-1400						
	1				1554/2021	0	4				
	2				1718/2021	3	24				
	3				399/2022	3	32.5				
	4				402/2022	0	32.5				
					23-Aug	1	28		396	1	28
						10	1				
		KETAN MD	10	36.5	PPB-T080-2015-1399						
	1				1556/2021	1	0.5				
	2				1720/2021	2	25				
	3				400/2022	6	0.5				
	4				401/2022	1	10.5				
						10	36.5				
		NITIN AD	9	7	PPB-T080-2015-1401						
					1558/2021	3	24				
					1721/2021	2	26				
					403/2022	1	4		395	1	4
					1842/2022	4	7		397	1	12
						5	35		396	1	23.5
						9	0700		398	1	11.5
		KONDA MURALI ANKI REDDY	1	1	PPB-T080-2015-1590				397	0	27
					999/2023				395	0	13
									400	0	1
		INDLA RADHA	1	0	PPB-T080-2015-1591				400	1	0
		INDLA RAMASUBBA REDDY	1	0	PPB-T080-2015-1592				395	1	0
		ALAM NAWAZ	0	20	PPB-T080-2015-1702				395	0	20
		TOTAL GROUP-I	42	30							

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GTS ACR SY.NO . GTS A C R PPB&SD . NO . Name S.No . Group 20 0 395 PPB - TOSO - 2015 - 0897 9 2 MINNAKANTI PRASAD 2.17 9 II 34 0 400 1630/2021 8 1(52) 15 1 397 2373/2019 2 29 2 6063/2018 3 37 3 20 0 395 PPB - TOSO - 2015 - 0897 16 4 M.AMRUTHAMMA 10 738/2015 17 1(52) LINK: 540 / 2006, 191S/200S, 739/2015 , 702/2006, 1812/2005 3.3 0 400 PPB - TOSO - 2015 - 1492 3.2S 0 B.PRAVEEN KUMAR GOUD 11 10 1 44 PPB - TOSO - 2015 - 08S4 10 1 SUNKARIMOUNIKA GOUD 12 27 8 399 PPB - TOSO - 2015 - 1482 27 8 AYASHWANTH REDDY 13 27 8 1106/2016 0 2 400 AGPA 0 2 R SATISH KUMAR 14 2306/2007 BRAMESH YADAV MRAVIKUMAR PPB - TOSO - 2015 - 0445 14 0 K.LAXMANREDDY 15 14 0 406 14 0 269 / 2021 26 5 404 PPB - TOSO - 2015 - 0888 11 6 MANJUDEVI JAIN(PPB ON HIM) 16 25 0 406 11 6 5S88/2018 KALVA KA VITHA REDDY K.LAXMAN REDDY 17 1 398 PPB - TOSO - 2015 - 0526 17 1 KUMMARJ SAITAMMA 17 33 3 PAKA SATTAMMA 18 11 1 394 PPB - TOSO - 2015 - 1637 11 1 GURMILLA DEVENDER 11 1 394 PPB - TOSO - 2015 - 1635 11 1 SEETBA MADHU 11 1 394 PPB - TOSO - 2015 - 1636 11 l GUNDELLIYADAGIRI - PPB - TOSO - 2015 - 0526 20 0 UPPALA VENKATESHW ARLU 19 521 $1 \ Pr_ ೦೦ ೦ y ' \ ೦ ೦ : ೦ (V ೦ ೦ ೦೦೦ i l 3 S . SU7 ev -

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		TOTAL-GROUP-II	35	18.3							
		GRAND TOTAL (GP-1&2)	78	8.25							

Group	S.No.	Name			PPB&SD.NO.	ACR	GTS		SY.NO.	ACR	GTS
III - A	1	CH RAJI REDDY (11.05.5)	11	20.5	PPB-T080-2015-1416						
					404/2022						
					1590/2022						
					1615/2022						
					1841/2022						
					1843/2022						
					1845/2022						
					1846/2022						
					1858/2022						
					1865/2022						
					1574/2023						
					1772/2023						
	2	J.SANTHOSH(HP)	0	21	PPB-T080-2015-1543						
					30/2023	0	5		390	0	5
					1469/2023	0	16		386	0	16
						0	21				
	3	P.SHASHANK	0	4	PPB-T080-2015-1584						
					905/2023	0	4		390	0	4
	4	A.B.PARDESHI	0	6	PPB-T080-2015-1585						
					906/2023	0	6		390	0	6
	5	NITIN AD	1	7	PPB-T080-2015-1401				383	0	21
					1558/2021				383	0	26
	6	G.SUDHEER REDDY	3	31	PPB-T080-2015-0426						
					1448/2013				381	1	32
					2488/2016				378	1	39
	7	MD. YOUSUF	2	20	PPB-T080-2015-0826				395	1	20
					816/2011						
					3481/2013				383	1	0
	8	M AMRUTHAMMA	2	4	PPB-T080-2015-0481				380	1	4
					738/2016				383	1	0

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0 2 378 PPB - T080 - 2015 - 0 2 MD.KHADIR 9 13B - MRO PROCEEDINGS 10 0 380 PPB - T080 - 2015 - 10 0 CB. SREEKANTH REDDY 10 4547/2025 3 . S 24 TOTAL GROUP - I PPB - T080 - 2015 - 169S 23.5 8 G.SAIAKHIL REDDY 11 Ill A PPB - T080 - 2015 - 1560 29 12 V.SUJEEIB 12 PPB - T080 - 2015 - 0087 39.5 11 P.JAGAN MOHAN REDDY 13 PPB - T080 - 2015 - 0677 18 11 GOPIDIVENKAT AKSHAYREDDY 14 PPB - T080 - 2015 - 0088 32 1 GOPIDI RAJJTHA 15 PPB - T080 - 2015 - 1292 0 2 VEDAMALA CHITRAREKHA 16 22 48 GROUP - Ill - A GTS ACR SY.NO. GTS ACR PPB&SD - 1'110. Name S.No. Group 377 PPB - T080 - 2015 - 0190 25.5 2 SANKEPALLY SAi BABA 17 ill - B 378 PPB - T080 - 2015 - 0213 25.5 2 SANKEPALLY RAMA DEVI 18 380 PPB - T080 - 2015 - 0807 1 1 MUKANUR SARITHA (VREDDY) 19 36 380 PPB - T080 - 2015 - 1255 20 1 SUNKARI RADBIKA 20 24 395 40 380 PPB - T0S0 - 2015 - 0151 39.5 0 SHEfKB BURANUDDIN 21 ೦ 0.5 ೦೦ ೦ PPB - T080 - 2015 - 0333 20.S 1 SHEfKH NOORJAHAN 22 Pr• ೦ ೦ 1 \ 20 l · ೦ ೦೦ ೦೦೦೦೦ , ೦ . 3U7 _ ,, 15

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0 1 383 PPB - T080 - 2015 - 0334 0 1 SHElKHKHAIRAT BEE 23 20 I 382 34 2 378 PPB - TOS0 - 2015 - 0143 38 4 KHANPUR TARA DEVI 24 24 I 379 20 0 382 34 1 382 PPll - T080 - 2015 - 1230 34 1 SJNGARAMAINA BABU 25 30 1 381 PPB - T080 - 2015 - 0563 30 1 SINGARM - VENKATESHAM 26 0 1 379 PPB - TOS0 - 2015 - 1552 0 1 SJNGRAMAINA MlJTHYALU 27 36 0 379 PPB - TOS0 - 2015 - 1692 36 0 SJNGRAMAINA SWAMY 28 15 0 380 PPB - TOS0 - 2015 - 1523 15 0 BHAYANI RAGHUPATI 29 15 0 380 PPB - T080 - 2015 - 0561 15 0 SHEIKH KHADIR 30 32 0 380 PPB - T080 - 2015 - uu 32 0 THAHARABEGAM 31 32 0 380 PPB - T080 - 20J 5 - 0905 22 0 MAHMOODA BEGAM 32 34 23 GROUP - lll - 8 ೦೦ ೦ ೦ GTS ACR SY . N O . PPB&SD . NO . GTS ACR Name S.No. Group PPB - TOS0 - 2015 - 0565 24.5 4 ALA ASGAR(7 - l) 32 IV 767/2 00 9 35 . 8 0 615/2022 2 0 19 /2 0 0 8 PPB - TOS0 - 2015 - 0566 22.S 10 SNEBAK S(l0 - 22.5) 33 1 675/ 2 010 YOGE S HTO S NEHAK PPB - TOS0 - 2015 - 1462 31.75 1 KUSHAL S(l - 31.75) 34 61 6/2 0 22 ೦ PPB - TOS0 - 2015 - 0854 15 2 SUMAN S(7.31) 35 F ೦೦ ' > ೦ . , 1 ೦ . ೦ , \ ! , 201 9 /2008 "V' < ೦ 7 6 7/2 00 9 •'Cl 1 ) \ i J ೦ ೦೦ l q :' I M s.s ,. , ... _ .:; lE

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33.25 115 GRAND TOTAL (GP - m. A. B&IV) 1.5 194 GRAND GRAND TOTAL (GP - I, II . III &IV) 0 216 ACTUAL 22 BALANCE I GROUP - lV 19 1 I I 1675/2010 I I I l 'i

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UNDERTAKING ( TO WHOM - SO - EVER IT MAY CONCERNED ) We the undersigned authorized signatories of M/S MyRxWallet North America Corp . is 2475 S Jones Blvd, Ste 9 , Las Vegas, Nevada, 89146 hereby under take that we have passed the board reso l ution to enter into the agreement of sale for purchase of an extent of 216 Acres agriculture land of the abutting to NH - 44 (Hyderabad to Nagpur H i g h way i . e . , No r th - South Corridor - Kashmir to Kanyakumari ) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Te l angana, I ndia, PIN : 502255 from Mr . CHENDIREDDY RAJI REDDY (AADHAAR NO . 9787 - 2345 - 09 11 & PAN : AMRPC 6639 G) S/o Late CH . BAPU REDDY, Age : 51 years, Occupation : Business . R/O H . NO . 1 - 4 - 177 / 10 / 4 , GREEENWOOD COLONY, OLD ALWAL, VENKATARAMANA COLONY , ALWAL, D I ST MEDCHAL - MALKAJGERY, HYDERABAD, TELANGANA, P I N - 500010 , Mobile : 7674014571 by our subsidiary company in India M/s MyRxWallet Prana Private Limited , Registered Office address is Wework , Raheja Mindspace, Sy . No . 64 , Building No . 9 , Madhapur, Shaikpet , H y derabad , Telangana, India, PIN : 500081 . CIN U 86900 - TS - 2025 - PTC - 201297 Represented by its Directors : (1) Mr . VENKATARATNAM POPPOPPU (Aadhaar No . 3179 - 3673 - 9502 , PAN NO . AILPP 4689 B AND DIN : 07812464 ) S/o Bulli Ramaiah Poppoppu , aged 54 years, Resident of H . No . 2 - 63 , Flat No . 204 , Block - B, Sai Durga avenue, Nizampet, Hyderabad, Telangana, PIN : 500090 and (2) Mr . SURESH SURA (Aadhaar No . 3869 - 5022 - 4901 , PAN No . BKIPS 1400 F AND DIN : 06777788 ) S/o Sura Venkateshwara Rao , aged 47 years, Resident of H . No . 3 - 6 - 54 , Flat No . 4 D, Anantha Sai Apartment, Vivekanandha Nagar Colony, Road No . 22 , Kukatpally, Hyderabad, Te l angana, PIN : 500072 to set up BIO - DATA CENTRE in INDIA . Now , we herein undertake and abide by the terms and conditions agreed and signed by our subsidiary company in India M/s MyRxWallet Prana Private Limited/Hyde r abad in the Agreement of Sale dated 09 . 08 . 2025 on our behalf . IN WITNESS WHEREOF we herein have signed this UNDERTAKING on the day, month and year aforementioned voluntarily with their own free will and consent and without any undue influence at Las Vegas, USA in the presence of the witnesses below mentioned. Note : - Tak e printout on their lett e r h e ad and s i gned by them duly notarized and send to u s in orig i nal through FED - EX as well a s share the sc a nned copy through ema il

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